AMENDED AND RESTATED

BY–LAWS

OF

CURTISS-WRIGHT CORPORATION

ARTICLE I

OFFICES.

SECTION 1.   Registered Office. The registered office of Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.

SECTION 2.  Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II

MEETING OF STOCKHOLDERS.

SECTION 1.   Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.   Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting in accordance with these by-laws shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 3.   Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

SECTION 4.   Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him as otherwise permitted by law. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, if any, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited by applicable law.

SECTION 5.   List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. Such lists shall be open to the examination of any stockholder for any purpose germane to the meeting as required by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting, or on a reasonably accessible electronic network if the meeting is to be held solely by means of remote communication, during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible for election to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the lists or to vote in person or by proxy at such meeting.

SECTION 6.   Quorum. At each meeting of the stockholders, the holders of not less than a majority of the issued and outstanding voting power of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Restated Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of any stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Restated Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.

SECTION 7.   Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority of the outstanding voting power present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

SECTION 8.	Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i)      Nominations of persons for election to the Board of Directors of the Corporation and/or the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8(a) is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this Section 8(a). Clause (C) shall be the exclusive means for a stockholder to submit such nomination and/or other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 8(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such nominations or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall: (A) as to each person whom the stockholder proposes to nominate for election as a director, set forth (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) as to any other business that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation (I) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (II) whether the stockholder or such beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (4) any derivative positions held or beneficially held, directly or indirectly, by or on behalf of such stockholder or beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into or any other agreement, arrangement or understanding (including any short position, profit interest, option or any borrowing or lending of shares) has been made, directly or indirectly, by or on behalf of such stockholder or beneficial owner, the effect or intent of which is to mitigate loss to or manage or share risk or benefit of changes in the value or price of shares of the capital stock of the Corporation for, or to increase or decrease the voting power or economic interest of, such stockholder or any such beneficial owner with respect to any share of capital stock of the Corporation, (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of capital stock of the Corporation or influence the voting over any such shares; (6) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation; (7) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or any derivative position and (8) to the extent known by such stockholder or beneficial owner giving the notice, the name and address of any other stockholder or beneficial owner supporting the nomination or proposal of other business on the date of such stockholder’s or beneficial owner’s notice; if any, as of the date of such notice, including without limitation any such interests referred to in the foregoing clauses (1) through (8) held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household, and (D) with respect to each nominee for election as a director, include a completed and signed questionnaire, representation and agreement required by Section 3 of Article III of these by-laws. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including any information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) A stockholder providing notice of business proposed to be brought before a meeting, including with respect to nominations of directors, shall, in order for such notice to be considered timely, further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this Section 8 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the date of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 10 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(iv)    Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Restated Certificate of Incorporation and these by-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if a stockholder’s notice meeting the requirements of paragraph (a)(ii)(A) through (D) of this Section 8, including the questionnaire, representation and agreement required by Section 3 of Article III of these by-laws (all of which information shall be updated by such stockholder or any such beneficial owner as required by paragraph (a)(iii) of this Section 8) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i)     Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(5) of this Section 8 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)   For purposes of these by-laws, (A) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (B) “beneficial owner” shall mean, when used with respect to securities of the Corporation owned by any stockholder, (1) any beneficial owner of any securities of the Corporation owned of record or beneficially by such stockholder, including any of such person’s associates or affiliates, (2) any person acting in concert (pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral) with such stockholder or (3) any person directly or indirectly controlling, controlled by or under common control with such stockholder and (C) “derivative position” shall mean any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement, arrangement or understanding with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of capital stock of the Corporation, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.

(iii)   Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these by-laws (including pursuant to clauses (a) or (b) of this Section 8). Nothing in this Section 8 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

SECTION 9.   Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in the Restated Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Section 4 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, the rules and regulations of any stock exchange applicable to the Corporation or any regulation applicable to the Corporation or its securities, and except as otherwise provided in the Restated Certificate of Incorporation) shall be decided by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.

SECTION 10.  Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

ARTICLE III

BOARD OF DIRECTORS.

SECTION 1.   General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2.   Number and Terms of Office. The Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.

SECTION 3. Qualifications of Office. To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in the case of nominees proposed by a stockholder, in accordance with any applicable time periods prescribed for delivery of notice under Section 8 of Article II of these by-laws) to the Secretary at the principal executive offices of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Corporation, which form shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement (which written representation and agreement shall be in the form provided by the Corporation, which form shall be provided by the Secretary upon written request) that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Directors need not be stockholders. For purposes of this Section 3, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

SECTION 4.   Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote for the election of such directors.

SECTION 5.   Quorum and Manner of Acting. Except as otherwise provided by statute, the Restated Certificate of Incorporation or these by-laws, one-third of the Board of Directors (but not less than three) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 6.   Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 7.   First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

SECTION 8.   Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

SECTION 9.   Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held or, except as otherwise provided by law, if he shall be present at the meeting and does not object at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened; and, except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat and does not object at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

SECTION 10.  Organization. At each meeting of the Board of Directors, the Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

SECTION 11.  Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

SECTION 12.  Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies

(a)          Vacancies in the Board of Directors shall be filled in accordance with the Restated Certificate of Incorporation.

(b)           A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.

SECTION 14.  Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

SECTION 15.  Action by Consent. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or such Committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.

SECTION 16.  Telephonic Meeting. Unless restricted by the Restated Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

COMMITTEES.

SECTION 1.   Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided for in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committees shall have such name or names as may be stated in these by-laws, or as may be determined from time to time by resolution adopted by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.

In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 2.   Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

SECTION 3.   Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

SECTION 4.   Resignations. Any member of a Committee may resign at any time by giving notice in writing or by electronic transmission to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.   Removal. Any member of a Committee may be removed from such Committee with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

SECTION 6.   Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting except as otherwise in these by laws or by statute expressly provided. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held, or except as otherwise provided by law, if he shall attend such meeting in person, and, except as otherwise provided by law, any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

SECTION 7.   Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a number of Directors equal to one less than a majority of the number of Directors serving on any Committee, but not less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.

SECTION 8. [RESERVED]

SECTION 9.  Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

ARTICLE V

OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES.

SECTION 1.   Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.

SECTION 2.   Term of Office; Vacancies. All elected officers shall serve for a term of one year measured by the length of time between the organizational meeting of the Board of Directors following the annual meeting of stockholders at which the officer is elected and the organizational meeting in the succeeding year, unless the officer is elected after the organizational meeting, in which case the term of the officer shall also expire at the next organizational meeting of the Board of Directors. If such election shall not occur at the organizational meeting, such election shall occur as soon as practicable thereafter. Each officer shall hold office only until the expiration of his or her one-year term or until his or her earlier resignation or removal by the Board of Directors. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for that purpose, may elect or appoint a successor to fill such vacancy for the remainder of the one-year term.

SECTION 3.   Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Board of Directors, at any meeting called for the purpose.

SECTION 4.   Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.

SECTION 5.   President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

SECTION 6.   Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these by-laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these by-laws.

SECTION 7.   Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.

SECTION 8.   Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.

SECTION 9.   Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

SECTION 10.  Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

SECTION 11.  Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.

SECTION 12.  Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.

SECTION 13.  Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.

SECTION 14.  Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 15.  Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.

SECTION 16.  Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.

SECTION 17.  Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.   Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2.   Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

SECTION 3.   Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.

SECTION 4.   Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.   General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.

SECTION 6.   Proxies. Except as otherwise in these by-laws or in the Restated Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

SECTION 7.    Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, ratify the appointment of the independent public accountants made by the Audit Committee of the Board of Directors for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail or decline to ratify such independent public accountants or if the independent public accountants so ratified by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Audit Committee of the Board of Directors shall appoint other independent public accountants to stand until the next Annual Meeting of Stockholder to perform the duties herein provided.

ARTICLE VII

SHARES AND THEIR TRANSFER.

SECTION 1.   Shares. The shares of the Corporation shall be represented by certificates or, if so resolved by the Board of Directors in accordance with these by-laws, shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.

SECTION 2.   Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

SECTION 3.   Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

SECTION 4.   Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder of uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.

SECTION 5.   Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

SECTION 6.   Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

SECTION 7.   Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

ARTICLE VIII

DIVIDENDS, SURPLUS, ETC.

Subject to the provisions of the Restated Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE IX

SEAL.

The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word "1929, Delaware", and at the outer edge the name of the Corporation.

ARTICLE X

FISCAL YEAR.

The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE XI

AMENDMENTS.

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, by the Board of Directors at any regular or special meeting or by the stockholders of the Corporation in accordance with these by-laws. Notwithstanding anything else contained in these by-laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend, rescind or repeal any by-laws of the Corporation.

ARTICLE XII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.